EXHIBIT 99.1

Notes to Footnote 1

Of these shares, 25,900 are held by Atlas Venture Entrepreneurs' Fund V, L.P.
("AEF V"), 1,556,172 are held by Atlas Venture Fund V, L.P. ("AVF V") and
386,598 are held by Atlas Venture Parallel Fund V-A, CV ("AVPF" and together with AEF V and AVF V, the "Funds"). Dr. Formela is a director of Atlas Venture
Associates V, Inc. ("AVA V Inc."), the general partner of Atlas Venture
Associates V, L.P. ("AVA V LP"), the general partner of the Funds. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein.

Notes to Footnote 4

Dr. Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF V, AVF V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series B Convertible        conversion of the Series B Convertible
              Holder                        Preferred Stock held by Holder                    Preferred Stock
              ------                        ------------------------------        --------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                 79,885                                     9,984

Atlas Venture Fund V, LP                               4,799,080                                  599,884

Atlas Venture Parallel Fund V-A, CV                    1,192,242                                  149,028

Notes to Footnote 6

Dr. Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF V, AVF V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C Convertible        conversion of the Series C Convertible
              Holder                        Preferred Stock held by Holder                    Preferred Stock
              ------                        ------------------------------        --------------------------------------

Atlas Venture Entrepreneurs' Fund V, LP                 60,914                                     9,104

Atlas Venture Fund V, LP                               3,659,548                                  547,003

Atlas Venture Parallel Fund V-A, CV                     909,148                                   135,892

Notes to Footnote 7

Dr. Formela is a director of AVA V Inc., the general partner of AVA V LP, the general partner of AEF V, AVF V and AVPF. In such capacity he may be deemed to beneficially own these shares. Dr. Formela disclaims beneficial ownership of the reported shares except to the extent of his pecuniary interest therein. The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the Funds and the number of shares of common stock issuable upon conversion of such shares.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C-2 Convertible     conversion of the Series C-2 Convertible
              Holder                         Preferred Stock held by Holder                    Preferred Stock
              ------                        --------------------------------  -------------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                 54,501                                     6,812

Atlas Venture Fund V, LP                               3,274,288                                  409,285

Atlas Venture Parallel Fund V-A, CV                     813,438                                   101,678